SIGNET BANKING CORPORATION AND SUBSIDIARIES

                                    FORM 10-Q

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
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



                                                                                               Three Months Ended March 31
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(dollars in thousands--except per share)                                                          1997              1996
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
Common and common equivalent:
   Average shares outstanding                                                                  60,149,616        59,295,073
   Dilutive stock options--based on the treasury stock method using average market price        1,131,714         1,051,629
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   Shares used                                                                                 61,281,330        60,346,702
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   Net income applicable to Common Stock                                                  $        33,050    $       31,195
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   Per share amount                                                                       $          0.54    $         0.52
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Assuming full dilution:
   Average shares outstanding                                                                  60,149,616        59,295,073
   Dilutive stock options--based on the treasury stock method using the
      period end market price, if higher than the average market price                          1,131,714         1,061,582
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   Shares used                                                                                 61,281,330        60,356,655

   Net income applicable to Common Stock                                                  $        33,050    $       31,195
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   Per share amount                                                                       $          0.54    $         0.52
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

The calculations of common and common equivalent earnings per share and fully diluted earnings per share are submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although both calculations are not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because there is dilution of less than 3%. The Registrant has elected to show fully diluted earnings per share in its financial statements.

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